Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 21, 2024, with respect to the consolidated financial statements of Abacus Life, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”
/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
January 16, 2025